Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Toll Associates LLC

We have audited the accompanying consolidated statement of financial condition of Toll Associates LLC and subsidiaries (the “Company”) as of December 31, 2003, and the related consolidated statements of operations and comprehensive loss, cash flows and changes in member’s equity, for the year then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Toll Associates LLC and subsidiaries at December 31, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

New York, New York

November 16, 2004

TOLL ASSOCIATES LLC

Report of Independent Registered Public Accounting Firm

Consolidated Financial Statements

As of and for the year ended December 31, 2003 and

As of June 30, 2004 and the six months ended

June 30, 2004 and 2003 (unaudited)

TOLL ASSOCIATES LLC

TABLE OF CONTENTS

This report contains:

Report of Independent Registered Public Accounting Firm

Consolidated Statements of Financial Condition as of December 31, 2003 and June 30, 2004 (unaudited)

Consolidated Statements of Operations and Comprehensive Income (Loss) for the year ended December 31, 2003 and for the six months ended June 30, 2004 (unaudited) and 2003 (unaudited)

Consolidated Statements of Cash Flows for the year ended December 31, 2003 and for the six months ended June 30, 2004 (unaudited) and 2003 (unaudited)

Consolidated Statements of Changes in Member’s Equity for the year ended December 31, 2003 and for the six month ended June 30, 2004 (unaudited)

Notes to Consolidated Financial Statements

TOLL ASSOCIATES LLC

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31, 2003	June 30, 2004
		(Unaudited)
ASSETS

Cash and cash equivalents	$18,408,097	$19,993,285
Cash deposited with clearing organizations	3,380,222	841,477
Deposit with clearing broker	1,536,661	1,534,639
Receivables from brokers and dealers, net of allowance for doubtful accounts of $750,277 and $556,380 (unaudited), respectively	14,417,110	18,164,546
Market data receivable	1,734,269	2,127,611
Deferred tax assets	6,681,298	6,681,298
Furniture, equipment and leasehold improvements, at cost, less accumulated depreciation of $2,959,573 and $3,948,000 (unaudited), respectively	3,755,727	3,308,100
Receivables from affiliates	200,052	351,500
Goodwill and intangible assets	72,377,289	86,713,010
Other assets	137,894	221,651

TOTAL ASSETS	$122,628,619	$139,937,117

LIABILITIES AND MEMBERS’ EQUITY

Bank overdrafts	$1,102,043	$588,974
Clearance and execution fees payable	5,982,087	5,698,695
Accrued compensation and benefits	1,921,000	1,351,701
Payables to affiliates	34,314,969	35,889,613
Note payable with affiliate	40,508,769	40,081,739
Accounts payable and accrued expenses	1,566,516	4,020,237

TOTAL LIABILITIES	85,395,384	87,630,959

MEMBER’S EQUITY	37,233,235	52,306,158

TOTAL LIABILITIES AND MEMBER’S EQUITY	$122,628,619	$139,937,117

See notes to consolidated financial statements.

TOLL ASSOCIATES LLC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Year Ended December 31,	Six Months Ended June 30,
	2003	2004	2003
		(Unaudited)
REVENUES:
Transaction fees	$123,796,133	$92,649,550	$49,777,417
Market data revenue	2,968,201	4,416,148	7,150
Interest	107,495	62,426	51,133

Total revenues	126,871,829	97,128,124	49,835,700

COST OF REVENUES:
Clearance and execution fees	107,871,071	87,235,253	42,154,479
System and related support fees	2,698,102	1,058,223	1,473,987

Total cost of revenues	110,569,173	88,293,476	43,628,466

GROSS MARGIN	16,302,656	8,834,648	6,207,234

EXPENSES:
Compensation and benefits	8,424,679	4,539,114	4,088,274
Depreciation and amortization	3,180,275	1,652,775	1,606,371
Interest expense	2,087,624	946,499	996,315
Professional services	966,733	171,943	539,150
Systems development	423,009	—	438,009
Marketing	45,630	—	—
Other	2,668,348	1,418,429	1,644,560

Total expenses	17,796,298	8,728,760	9,312,679

INCOME (LOSS) BEFORE INCOME TAXES	(1,493,642)	105,888	(3,105,445)

PROVISION FOR (BENEFIT FROM) INCOME TAXES	(599,670)	42,687	(1,257,706)

NET INCOME (LOSS)	(893,972)	63,201	(1,847,739)

OTHER COMPREHENSIVE INCOME -
Foreign currency translation adjustment	59,620	9,722	16,720

COMPREHENSIVE INCOME (LOSS)	$(834,352)	$72,923	$(1,831,019)

See notes to consolidated financial statements.

TOLL ASSOCIATES LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,	Six Months Ended June 30,
	2003	2004	2003
		(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(893,972)	$63,201	$(1,847,739)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,180,275	1,652,775	1,606,371
(Increase) decrease in operating assets:
Cash deposited with clearing organizations	(2,280,276)	2,538,745	584,490
Deposit with clearing broker	52,902	2,022	32,394
Receivables from brokers and dealers, net	(3,518,809)	(3,747,436)	(2,605,319)
Market data receivable	(1,734,269)	(393,342)	—
Receivables from affiliates	(194,398)	(151,448)	(626,077)
Goodwill and intangible assets	(23,000)	—	(23,000)
Other assets	1,149,038	(83,757)	1,141,524
Increase (decrease) in operating liabilities:
Clearance and execution fees payable	1,495,509	(283,392)	1,334,769
Accrued compensation and benefits	(301,959)	(569,299)	(1,554,958)
Payables to affiliates	9,955,973	1,147,614	6,319,438
Accounts payable and accrued expenses	(1,239,732)	2,453,721	(1,918,476)
Net cash provided by operating activities	5,647,282	2,629,404	2,443,417

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of furniture, equipment and leasehold improvements	(1,563,483)	(540,869)	(1,138,316)
Sale of furniture, equipment and leasehold improvements	293,899	—	—
Net cash used in investing activities	(1,269,584)	(540,869)	(1,138,316)

CASH FLOWS FINANCING ACTIVITIES
Capital contributions from member	6,000,000	—	6,000,000
Bank overdrafts	(3,291,589)	(513,069)	(3,288,075)
Foreign currency translation adjustment	59,620	9,722	16,720
Net cash provided by (used in) financing activities	2,768,031	(503,347)	2,728,645

NET INCREASE IN CASH AND CASH EQUIVALENTS	7,145,729	1,585,188	4,033,746

CASH AND CASH EQUIVALENTS, DECEMBER 31, 2002	11,262,368	18,408,097	11,262,368

CASH AND CASH EQUIVALENTS, DECEMBER 31, 2003	$18,408,097	$19,993,285	$15,296,114

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Increase in equity and goodwill from Brut earnout payment (Note 6)	$29,934,380	$15,000,000	$15,000,000
Decrease of note payable through payables to affiliate	$6,530,425	$427,030	$3,090,919
Non-cash additional purchase price adjustments	$754,471	$—	$—

See notes to consolidated financial statements.

TOLL ASSOCIATES LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S EQUITY

BALANCE, DECEMBER 31, 2002	$2,133,207

Net loss	(893,972)

Foreign currency translation adjustment	59,620

Capital contributions from member	6,000,000

Brut earnout (Note 6)	29,934,380

BALANCE, DECEMBER 31, 2003	$37,233,235

Net income (unaudited)	63,201

Foreign currency translation adjustment (unaudited)	9,722

Brut earnout (unaudited) (Note 6)	15,000,000

BALANCE, June 30, 2004 (unaudited)	$52,306,158

See notes to consolidated financial statements.

TOLL ASSOCIATES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003 AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003 (UNAUDITED)

1.                      ORGANIZATION AND DESCRIPTION OF THE BUSINESS

The consolidated financial statements include the accounts of Toll Associates LLC and its subsidiaries  (collectively “Toll”).  Toll is a wholly-owned subsidiary of SunGard Data Systems Inc. (“SunGard”) and is also a holding company that owns a 99.8% interest in Brut, LLC (“Brut”).  Toll also has a 100.0% interest in Brut Inc. (“Brut Inc.”), which owns the remaining 0.2% interest in Brut and serves as Brut’s manager pursuant to an operating agreement.  Brut also owns Brut Europe Limited, a wholly-owned subsidiary set up to generate a European subscriber base which is currently inactive.

Brut, LLC, a Delaware limited liability company, is a registered broker-dealer and operator of The BRUT ECN System (the “System”), and electronic communications network (“ECN”) that allows its subscribers to enter orders for display, view and execution against the orders entered by other subscribers, view the trading interest of other market participants, and route orders through the System to trade with said participants.  Subscribers primarily use the System for transactions activity in securities traded on The Nasdaq Stock Market (“Nasdaq”), although the System also offers similar capabilities with respect to securities traded on the New York and American Stock Exchanges.  Brut, LLC and Brut Europe Limited, are collectively referred to herein as “Brut.”

Brut charges transaction fees to subscribers and other market participants that execute transactions against System orders, or for subscriber orders which route through the System for execution against other market participants.  Transaction fees are determined on a per share basis and are billed monthly, net of any rebates.  Brut clears and settles all trading activities that take place on the System except for institutional trades and DOT-processed listed securities.

Brut participates, through the National Stock Exchange and the Boston Stock Exchange, in the Unlisted Trading Privilege Plan, which is a joint program between and among Nasdaq and all regional stock exchanges.  Under the plan, the revenue collected from the sale of quote and trade information to market data vendors is distributed to plan members based on the amount of market data contributed to each member.

Subsequent to December 31, 2003, Toll Associates LLC and subsidiaries was acquired by Nasdaq (see Note 11).

2.                      SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ materially from those estimates.

All material intercompany transactions and balances have been eliminated in consolidation.

Transaction Fees - Transaction fees from securities transactions are recorded on trade date.  Included in transaction fees is $24,354,736 for participant orders which were routed through the System for execution against other markets participants.  The execution charges from other market participants are recorded in clearance and execution fees and approximated fees earned for the year ended December 31, 2003.  Also included in transaction fees is $1,547,176 from institutional investors which are shown net of repatriated commissions to Sponsoring Broker-Dealers.  Sponsoring Broker-Dealers are identified by the relevant institutional investor as the broker-dealer sponsor of identified transaction activity.

Market data revenue – Market data revenue are recorded as earned.  Revenue is based on both share and trade volumes.

Cash and Cash Equivalents – Toll considers all money market instruments and highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.  At December 31, 2003, cash equivalents represent investments in money market funds.

Furniture, Equipment and Leasehold Improvements - Furniture and equipment are being depreciated on a straight-line basis over their estimated useful lives of three to five years.  Leasehold improvements are amortized on a straight-line basis over the lesser of their estimated useful lives or the life of the lease.

Income Taxes - Toll and its eligible subsidiaries file all applicable U.S. federal and state and local income tax returns. Toll uses the asset and liability method required by Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes”, to provide income taxes on all transactions recorded in the consolidated financial statements. Deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities (i.e., temporary differences) and are measured at the enacted rates that will be in effect when these differences are realized. If necessary, a valuation allowance is established to reduce deferred tax assets to the amount that is more likely than not to be realized.

Unaudited Interim Financial Information — The accompanying unaudited condensed consolidated financial statements have been prepared by Toll Associates LLC pursuant to the rules and regulations of the Securities and Exchange Commission regarding interim financial reporting. Accordingly, the unaudited interim condensed consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the audited financial statements and related notes thereto. The accompanying unaudited condensed consolidated financial statements reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of results for the interim periods presented. Preparing financial statements requires management to make estimates and assumptions that affect the amounts that are reported in the consolidated financial statements and accompanying disclosures. Although these estimates are based on management’s best knowledge of current events and actions that Toll may undertake in the future, actual results may be different from the estimates. The results of operations for the six months ended June 30, 2004 are not necessarily indicative of the results to be expected for any future period or the full fiscal year.

New Accounting Pronouncements - In May 2003, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. Financial instruments that are within the scope of this statement, which previously were often classified as equity, must now be classified as liabilities. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Adoption of SFAS No. 150 did not have an effect on Toll’s consolidated financial position and results of operations.

In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”), which clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties (“variable interest entities”).  Variable interest entities (“VIEs”) are required to be consolidated by their primary beneficiaries if they do not effectively disperse risks among parties involved.  Under FIN 46, the primary beneficiary of a VIE is the party that absorbs a majority of the entity’s expected losses, receives a majority of its expected residual returns, or both, as a result of holding variable interests.  FIN 46 also requires new disclosures about VIEs.   The adoption of FIN 46 did not have an effect on Toll’s consolidated financial position and result of operations.

In October 2003, the FASB agreed to defer the effective date of FIN 46 for arrangements with VIEs existing prior to February 1, 2003 to fiscal periods ending after December 15, 2003.  Subsequently in December 2003, the FASB issued a revision of FIN 46 (“FIN 46R”), which replaces FIN 46, to modify FIN 46 to address certain technical corrections and implementation issues that have arisen.  The adoption of FIN 46R does not have an effect on Toll’s consolidated financial position and result of operations.

In November 2002, the FASB issued Interpretation No. 45 “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”). FIN 45 provides accounting and disclosure requirements for certain guarantees. The interpretation requires certain guarantees to be recorded at fair value versus the current practice of recording a liability only when a loss is probable and reasonably estimable. The accounting provisions of FIN 45 were effective for certain guarantees issued or modified beginning January 1, 2003. Adoption of this interpretation did not have an effect on Toll’s consolidated financial position and result of operations.

3.                      RELATED PARTY TRANSACTIONS

Toll pays for the utilization and development of the System to SunGard Trading Systems (“STS”).   Expenses related to STS for the year were $1,777,197 and are included in systems and related support fees in the consolidated statements of operations and comprehensive loss with a related payable of $54,600 recorded in payables to affiliates in the consolidated statement of financial condition.

Toll pays for the utilization of the Phase3 clearance system to SunGard Financial Systems (“SFS”).  SFS expenses for the year were $10,260,000 and are included in clearance and execution fees in the consolidated statements of operations and comprehensive loss with a related payable of $895,000 recorded in payables to affiliates in the consolidated statement of financial condition.

In 2003, Toll purchased computer equipment from SunGard Trading System VAR, LLC. and STS for $167,084 and $975,968, respectively.

Toll pays transaction fees to SunGard Global Execution Services (“SGES”) for the routing of share volumes to the New York Stock Exchange.  For the year ended December 31, 2003, $145,264 of expenses related to SGES services were included in clearance and execution fees in the consolidated statements of income and comprehensive income.  At December 31, 2003, Toll had payables related to these expenses of $4,103 in clearance and execution fees payable in the consolidated statement of financial condition.

Toll pays SunGard Business Intergration (“SBI”) for services related to trade reporting to the Cincinnati and Boston Stock Exchanges.  For the year ended December 31, 2003, $158,563 of expenses related to SBI were included in clearance and execution fees in the consolidated statements of operations and comprehensive loss.  At December 31, 2003, Toll had payables related to these expenses of $15,000 in payables to affiliates in the consolidated statement of financial condition.

Toll pays Automated Securities Clearance, LTD for hosting services.  At December 31, 2003, Toll had payables related to these expenses of $11,208,308 in payables to affiliates in the consolidated statement of financial condition.

Certain affiliates paid general, administrative and other expenses on behalf of Toll.  For the year ended December 31, 2003, $2,201,530 were included in other expenses in the consolidated statements of operations and comprehensive loss with related payables of $84,313 recorded in payables to affiliates in the consolidated statement of financial condition.

Certain costs in connection with SunGard’s acquisition of Brut were incurred by various SunGard entities.  At December 31, 2003, Toll had payables related to these costs of $22,057,748 in payables to affiliates in the consolidated statement of financial condition.

In August 2002, Toll entered into a $41,950,100 note payable with SunGard Investment Ventures, Inc.  The note incurs interest at a rate of 4.75% per year and includes repayment terms of $20,975,050 plus interest in ten equal annual installments and a balloon payment of $20,975,050 plus interest due on August 20, 2012.  During 2003, principal amount of $2,097,005 was repaid by an affiliate and a corresponding payable to affiliate was recorded.  Interest expense on this note was $2,087,624 during the year ended December 31, 2003 and $946,499 and $996,315 for the six months ended June 30, 2004 and 2003, respectively.  The outstanding note balance is recorded in note payable with affiliate in the consolidated statement of financial condition.

Receivables from affiliates relate to payments made by Toll for taxes, business acquisition and other operating expenses.

All affiliates referred to above are wholly-owned subsidiaries of SunGard.

4.                      GOODWILL AND INTANGIBLE ASSETS

Goodwill represents the excess of purchase price and related costs over the value assigned to the net tangible and identifiable intangible assets of businesses acquired. Intangible assets are primarily comprised of customer lists with an estimated average useful life of 36 months. As a result of the adoption of SFAS 142, “Goodwill and Other Intangible Assets” (“SFAS 142”) on January 1, 2002, goodwill is no longer amortized, but instead is tested for impairment at least annually.  The Company evaluates the recoverability of goodwill and takes into account events or circumstances that warrant revised estimates of useful lives for intangible assets or that indicate impairment exists.  No impairment was identified as a result of the impairment testing performed for the year ended December 31, 2003.

As of December 31, 2003, goodwill was $70,954,289 and included an increase of $29,934,380 related to the Brut earnout (see Note 6).  Intangible assets are comprised mostly of customer lists totaling $1,423,000 with an original cost basis of $3,000,000 and accumulated amortization of $1,577,000 at

December 31, 2003.  Intangible asset amortization expense was $1,200,000 for the year ended December 31, 2003 and $664,279 for the six months ended June 30, 2004.

5.                      ACCUMULATED OTHER COMPREHENSIVE LOSS

Accumulated other comprehensive loss represents cumulative gains that are not reflected in earnings.  The components of accumulated other comprehensive loss are as follows:

Balance at December 31, 2002	$31,387

Foreign currency translation adjustment	59,620
Balance at December 31, 2003	$91,007

Foreign currency translation adjustment (unaudited)	9,722
Balance at June 30, 2004 (unaudited)	$100,729

6.                      NET CAPITAL REQUIREMENTS AND MEMBER’S EQUITY

Brut is subject to the Securities and Exchange Commission’s Uniform Net Capital Rule (the “Rule”), which requires the maintenance of minimum net capital.  Brut has elected to use the basic method permitted by the Rule, which requires that Brut maintain minimum net capital equal to the greater of $100,000 or 6 2/3% of aggregate indebtedness, as defined.  The Rule also requires that aggregate indebtedness not exceed 15 times net capital.  At December 31, 2003, Brut had net capital of $9,448,423, which was $8,597,854 in excess of its required net capital of $850,569.

Brut has an agreement with its clearing broker that enables Brut to include certain assets as allowable assets in its Net Capital Computation.

In August 2002, SunGard re-acquired 100.0% ownership in Brut with the aim of enhancing the technology platform to accelerate market share gains.  The buy-out included an upfront payment and a 2-year earnout aggregating not more than $55,000,000 based upon achieving certain thresholds.  During 2003, the earnout totaled $29,934,380.  During the six month period ended June 30, 2004, additional earnout payments were made totaling $15,000,000. The expected remaining earnout for 2004 is $10,000,000.

In January 2003, Brut received a $6,000,000 capital contribution from SunGard.

7.                      GUARANTEES, COMMITMENTS AND CONTINGENT LIABILITIES

Brokerage Activities – A consolidated subsidiary of Toll provides guarantees to securities clearinghouses and exchanges under their standard membership agreements, which require members to guarantee the performance of other members.  If a member becomes unable to satisfy its obligations to the clearinghouses, other members would be required to meet its shortfalls.  To mitigate these performance risks, the exchanges and clearinghouses often require members to post collateral as well as meet certain minimum financial standards.  Toll’s maximum potential liability under these arrangements cannot be quantified.  However, the potential for Toll to be required to make payments under these arrangements is unlikely.  Accordingly, no contingent liability is recorded in the consolidated statement of financial condition for these arrangements.

Litigation - In the normal course of business, Toll may be named as a defendant in various lawsuits and may be involved in certain investigations and proceedings. Some of these matters may involve claims of substantial amounts.  It is the opinion of management, after consultation with outside counsel, that there are no matters pending against Toll that could have a material adverse effect on the financial condition of Toll at December 31, 2003 or its results of operations for the year then ended.

Leases - As of December 31, 2003, Toll has non-cancelable operating leases through 2007 for office space.  At December 31, 2003, future minimum rental commitments under these leases are as follows:

December 31,

2004	$348,841
2005	350,928
2006	321,108
2007	305,968
Thereafter	—

Total	$1,326,845

The leases contain provisions for escalations based on certain costs incurred by the lessor.  For the year ended December 31, 2003, occupancy expenses totaled $349,521 and were included in other in the consolidated statements of income and other comprehensive income.

Risks and Uncertainties - Toll generates substantially all of its revenue from transaction fees charged to market participants that either execute transactions against buy or sell orders in the System or have transactions routed outside the System for execution, and from market data revenue collected through its participation in the Unlisted Trading Privilege plan.  As a result, Toll’s revenue could vary based on transaction volume and transaction fee levels, and on continued participation in the Unlisted Trading Privilege plan.

8.                      EMPLOYEE BENEFITS

Employees of Toll are eligible to participate in an affiliate’s 401(k) plan under which they can contribute up to 15% of pre-tax compensation.  Toll matches 100% of the first 4% of employee pre-tax contributions.  All employer provided contributions are subject to change in future years.   Toll’s total contribution expense was $152,191 for the year ended December 31, 2003.

9.                      FAIR VALUE OF FINANCIAL INSTRUMENTS

Substantially all of the Toll’s financial assets and liabilities are carried at fair value or amounts that approximate fair value.

10.             INCOME TAXES

The income tax benefit for the year ended December 31, 2003 consists of the following amounts:

Current income taxes:
Federal	$(512,631)
State	(135,357)
Foreign	5,255
Total current income taxes	(642,733)

Deferred income taxes:
Federal	34,068
State	8,995
Total deferred income taxes	43,063
Total income tax benefit	$(599,670)

Toll has net deferred tax assets in the amount of $6,681,298 at December 31, 2003.  This balance consists primarily of book versus tax differences related to goodwill amortization.

11.               SUBSEQUENT EVENT

On September 7, 2004, Nasdaq acquired Toll from SunGard. Pursuant to the terms of the Purchase Agreement, Nasdaq paid total cash consideration of $190 million, which is subject to certain post-closing adjustments.  As part of the acquisition, all intercompany receivables, payables and debt were forgiven by SunGard and its affiliates.

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